Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: November 8, 2024

Westlake BioPartners Fund I, L.P.		Dr. Beth C. Seidenberg

By:	Westlake BioPartners GP I, LLC	By:	/s/ Jennifer L. Kercher
Its:	General Partner		Jennifer L. Kercher
Attorney-in-Fact*
By:	/s/ Jennifer L. Kercher
	Jennifer L. Kercher	Dr. Sean E. Harper
Attorney-in-Fact*
		By:	/s/ Jennifer L. Kercher
Westlake BioPartners GP I, LLC			Jennifer L. Kercher
Attorney-in-Fact*
By:	/s/ Jennifer L. Kercher
	Jennifer L. Kercher	*This Joint Filing Agreement was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are included herein as exhibits to this Schedule 13G.™
Attorney-in-Fact*

Westlake BioPartners Opportunity Fund I, L.P.

By:	Westlake BioPartners Opportunity GP I, LLC
Its:	General Partner

By:	/s/ Jennifer L. Kercher
Jennifer L. Kercher
Attorney-in-Fact*

Westlake BioPartners Opportunity GP I, LLC

By:	/s/ Jennifer L. Kercher
Jennifer L. Kercher
Attorney-in-Fact*